{LOGO}  RYDER SCOTT COMPANY
        PETROLEUM ENGINEERS                                 FAX (713) 651-0849

1100 LOUISIANA  SUITE 3800   HOUSTON, TEXAS 77002-5218  TELEPHONE (713) 651-9191





                                                                   Exhibit 23(b)





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, and on Form S-3 Nos. 33-50029
and 33-50953 of our summary report dated February 15, 1994 included as Exhibit 27(a) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item
2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and " - Exploration, Development and Production Activities", in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Oil and Gas" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.





                                         /s/ RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS
                                             Ryder Scott Company
                                             Petroleum Engineers




Houston, Texas
March 8, 1994




DENVER OFFICE 600 SEVENTEENTH SUITE 900N DENVER, COLORADO 80202-5401 TELEPHONE (303) 623-9147 FAX (303) 623-4258